EXHIBIT 23.3
COOPERS & LYBRAND                                      Coopers & Lybrand L.L.P.
                                                   a professional services firm

                      CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in this registration statement on
Form S-3 of our report dated September 13, 1996, except for Note Q as to which the date is October 8, 1996, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust and Subsidiaries, as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996, which are included in the Annual Report on Form 10-K of New Plan Realty Trust for the year ended July 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                           COOPERS & LYBRAND L.L.P.


                                           /s/ Coopers & Lybrand L.L.P.

New York, New York
November 4, 1996